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                                                                      Exhibit 21



                        SUBSIDIARIES OF A. SCHULMAN, INC.
                        ---------------------------------


                                                                  Jurisdiction
Name                                                        of Incorporation/Organization
----                                                        -----------------------------
N.V. A. Schulman, Plastics, S.A.                                        Belgium
N.V. A. Schulman, S.A.                                                  Belgium
A. Schulman, S.A. (1)                                                   France
A. Schulman Plastics, S.A. (5)                                          France
Diffusion Plastique (2)                                                 France
A. Schulman GmbH                                                        Germany
A. Schulman, Inc., Limited                                         United Kingdom
A. Schulman Canada Ltd.                                            Ontario, Canada
A. Schulman Foreign Sales Corporation                              Virgin Islands
Master Grip, Inc.                                                       Ohio
Gulf Coast Plastics, Inc.                                               Texas
A. Schulman AG                                                     Switzerland
ASI Investments Holding Co.                                          Delaware
ASI Akron Land Co.                                                   Delaware
ComAlloy International Company                                          Ohio
A. Schulman International, Inc.                                      Delaware
A. Schulman de Mexico, S.A. de C.V. (3)                               Mexico
ASI Employment, S.A. de C.V. (3)                                      Mexico
AS Mex Hold, S.A. de C.V. (3)                                         Mexico
Texas Polymer Services, Inc.                                            Ohio
Polyvin GmbH (4)                                                      Germany
A. Schulman Polska Sp. z 0.0. (4)                                     Poland
A. Schulman Plastics SpA (1)                                          Italy
A. Schulman International Services N.V. (1)                           Belgium
PTA. Schueman Plastics, Indonesia (3)                                 Indonesia

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(1) Owned by N.V. A. Schulman, S.A.
(2) Owned by A. Schulman, S.A.
(3) Owned by A. Schulman International, Inc.
(4) Owned by A. Schulman GmbH
(5) Owned by N.V. A. Schulman, Plastics, S.A.


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